Exhibit 99.1

Hudson Pacific Properties, Inc. Announces

Completion of Acquisition of Rincon Center

Los Angeles, CA, May 4, 2011 – Hudson Pacific Properties, Inc. (the “Company”) (NYSE: HPP) today announced it acquired the remaining 49% interest in One and Two Rincon Center, a landmark, 581,000-square-foot office complex in San Francisco’s South Financial District, for $38.7 million (before closing costs and prorations).

In conjunction with the acquisition, the Company closed a seven-year, secured, non-recourse loan in the amount of $110.0 million from JPMorgan Chase Bank, National Association. Interest under the new loan is payable monthly at a fixed annual rate of 5.134%. The purpose of the loan is to fully refinance an existing $106.0 million project loan on the property that was scheduled to mature on July 1, 2011. The Company’s operating partnership has provided a customary non-recourse carve-out guaranty and environmental indemnity. In addition, the loan agreement includes events of default the Company believes are usual for loans and transactions of this type.

“We are pleased to acquire the complete ownership of Rincon Center, our fourth office property in San Francisco,” said Victor J. Coleman, Chairman and Chief Executive Officer of Hudson Pacific Properties, Inc. “This transaction is part of our investment strategy to acquire desirable properties in highly sought-after Northern California commercial office markets. It follows on our acquisitions of 1455 Market Street in San Francisco’s Civic Center submarket and 222 Kearny Street in the city’s North Financial District in the last six months.”

One and Two Rincon Center is comprised of 482,000 square feet of office and 99,000 square feet of retail. The five-story One Rincon Center and six-story Two Rincon Center, built in 1989, are part of the dynamic, mixed-use Rincon Center complex that is bounded by Mission, Howard, Spear and Steuart streets in the South Financial District.

About Hudson Pacific Properties

Hudson Pacific Properties, Inc. is a full-service, vertically integrated real estate company focused on owning, operating and acquiring high-quality office properties and state-of-the-art media and entertainment properties in select growth markets primarily in Northern and Southern California. The Company’s strategic investment program targets high barrier-to-entry, in-fill locations with favorable, long-term supply-demand characteristics in select target markets including Los Angeles, Orange County, San Diego, San Francisco, Silicon Valley and the East Bay. The Company’s portfolio consists of 13 properties totaling approximately 4.0 million square feet. The Company intends to elect to be taxed and to operate in a manner that will allow it to qualify as a real estate investment trust, or REIT, for federal income tax purposes, commencing with the taxable year ended December 31, 2010. Hudson Pacific Properties is a component of the Russell 2000® and the Russell 3000® indices. For additional information, visit www.hudsonpacificproperties.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s final prospectus filed on , and the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission on March 24, 2011, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

Investor Contact:

Hudson Pacific Properties, Inc.

Mark Lammas

Chief Financial Officer

(310) 445-5700

or

Investor / Media Contact:

Addo Communications, Inc.

Andrew Blazier

(310) 829-5400

andrewb@addocommunications.com